Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated February 13, 2009 , 2009 (“Agreement”) is entered by and among Changda International, Ltd., a limited liability company organized under the laws of Marshall Islands, (“Changda”), Promodoeswork.com, Inc. , a Nevada corporation   (“PDWK”), and the shareholders of Changda as listed in Exhibit A to this Agreement (collectively the “Changda Shareholders”) (PDWK, Changda and the Changda Shareholders each a “Party” and collectively the “Parties”).

WHEREAS, Changda Shareholders collectively own 100% of the issued and outstanding shares of common stock of Changda (the "Changda Shares");

WHEREAS, Changda Shareholders believe that it is in their best interests to exchange the Changda Shares for Forty Seven Million Seven Hundred Twenty Nine Thousand Nine Hundred Sixty Four (47,729,964) shares of common stock of PDWK, par value $ 0.001 per share (“PDWK Shares”), and PDWK believes it is in its best interests to acquire the Changda Shares in exchange for PDWK Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) PDWK shall acquire 100% of the Changda Shares in exchange solely for the PDWK Shares set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under regulation D of  the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1

Agreement to Exchange Changda Shares for PDWK Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, Changda Shareholders shall sell, assign, transfer, convey and deliver the Changda Shares (representing 100% of the issued and outstanding Changda Shares), to PDWK, and PDWK shall accept the Changda Shares from the Changda Shareholders in exchange for the issuance to the Changda Shareholders a total of Forty Seven Million Seven Hundred Twenty Nine Thousand Nine Hundred Sixty Four (47,729,964) newly issued shares of PDWK, as allocated and set forth opposite of the names of  each of the Changda Shareholders in Exhibit A hereto.  The Parties acknowledge and agree that each of the Changda Shareholders may have differing  rates of share exchange, and each Party hereto accepts the number of shares exchanged, as set forth in Exhibit A hereto, as full and adequate consideration hereunder.

Section 1.2

Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, PDWK shall have authorized (a) 100,000,000  shares of Common Stock, par value $ 0.001 per share, of which 8,800,000  shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid. PDWK’s capitalization table immediately preceding this transaction is as set forth on Schedule A and PDWK’s capitalization table immediately following this transaction is as set forth on Schedule B.

Section 1.3

Closing. The closing of the exchange to be made pursuant to this Agreement (“Closing”) shall take place at 10:00 a.m. E.S.T. on the day when the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing but no later than  February 13, 2009 (“Closing Date”) at the place mutually designated by both parties. At the Closing, Changda Shareholders shall deliver to PDWK stock certificates representing 100% of the Changda Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the Changda Shares, PDWK shall issue and exchange with Changda Shareholders Forty Seven Million Seven Hundred Twenty Nine Thousand Nine Hundred Sixty Four (47,729,964) shares of common stock of PDWK.

Section 1.4

Tax Treatment. The exchange described herein is intended to comply with Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PDWK

PDWK hereby, jointly and severally, represents, warrants and agrees as follows:

Section 2.1

Corporate Organization

a. PDWK is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by PDWK or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of PDWK (a "PDWK Material Adverse Effect");

b. Copies of the Articles of Incorporation and By-laws of PDWK, with all amendments thereto to the date hereof, have been furnished to Changda and the Changda Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of PDWK are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of PDWK from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of PDWK.

Section 2.2

Capitalization of PDWK. The authorized capital stock of PDWK consists of (a) 100,000,000  shares of Common Stock, par value $0.001 per share, of which 8,800,000  shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid. The parties agree that they have been informed of the issuances of the PDWK Shares, and that all such issuances of PDWK Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the PDWK Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom. As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of PDWK. Immediately preceding the consummation of the transactions contemplated by this Agreement, the capitalization table set forth on Schedule A is accurate and complete in all material respects.  The capitalization table set forth on Schedule B is accurate and complete and reflects the capitalization of PDWK immediately following the transactions contemplated by this Agreement.

Section 2.3

Subsidiaries and Equity Investments. PDWK has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4

Authorization and Validity of Agreements. PDWK has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by Changda and the Changda Shareholders and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of PDWK. The execution and delivery of this Agreement by PDWK and the consummation by PDWK of the transactions contemplated hereby have been duly authorized by all necessary corporate action of PDWK, and no other corporate proceedings on the part of PDWK are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5

No Conflict or Violation. The execution, delivery and performance of this Agreement by PDWK do not and will not (i) violate or conflict with any provision of its Articles of Incorporation or By-laws, (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which PDWK is a party or by which it is bound or to which any of its respective properties or assets is subject, (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of PDWK(v) result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which PDWK is bound.

Section 2.6

Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by PDWK or the performance by PDWK of its obligations hereunder.

Section 2.7

Absence of Certain Changes or Events. Since its inception:

a.

As of the date of this Agreement, PDWK does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of PDWK;

b.

there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of PDWK; and

c.

there has not been an increase in the compensation payable or to become payable to any director or officer of PDWK.

Section 2.8

Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of PDWK in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9

Financial Statements. The audited balance sheet of PDWK and related statements of operations, cash flow and shareholders' equity (“PDWK Financial Statements”) fairly present in all material respects the financial position of PDWK as of the respective dates thereof, and the other related statements included therein fairly present in all material respects the results of operations, changes in shareholders' equity and cash flows of PDWK for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

Section 2.10

Absence of Changes; No Undisclosed Liabilities. Except as disclosed in any Form 10-K and Form 10-Q, PDWK has not incurred any liability material to PDWK on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of PDWK which has had, or is reasonably likely to have, individually or in the aggregate, a PDWK Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by PDWK to Changda pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. PDWK has no liability ) except for (a) liabilities set forth on the face of the most recent balance sheet included in the PDWK Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law). PDWK is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability which individually or in the aggregate is reasonably likely to have a PDWK Material Adverse Effect.

Section 2.11

Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of PDWK to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.12

Securities Laws. PDWK has complied in all material respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to PDWK and its securities; and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.13

Tax. PDWK has paid all taxes due to date, if any.

Section 2.14

34 Act Reports. None of PDWK’s filings with the SEC contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 2.15

Market Makers. PDWK has two market makers in its Common Stock (two market makers on the bid, none on the ask).

Section 2.16

Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by PDWK at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

Section 2.17

Employees.     PDWK has no employees, employee benefit plan, program or arrangement,  or employment  severance or consulting agreements.  PDWK’s current officers and directors serve without compensation, PDWK has no  bonus, pension, profit-sharing or other plans or commitments with respect to any of its officers, directors, agents, or any other individuals or entities.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CHANGDA AND CHANGDA SHAREHOLDERS

Section 3.1 Changda , represents, warrants and agrees as follows:

Corporate Organization.

a.

Changda is duly organized, validly existing and in good standing under the laws of the Marshall Islands and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by Changda or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Changda (a “Changda Material Adverse Effect”). As of the date of this Agreement, Changda owns, directly or indirectly, One Hundred Percent (100%) of the issued and outstanding equity or voting interests in the following companies: Changda Fertiliser, Changda Chemical, Changda Fengtai, and Changda Heze (collectively the “Changda Subsidiaries”). Each of the Changda Subsidiaries are duly organized, validly existing and in good standing under the laws of the Peoples’ Republic of China (“PRC”) and have all requisite corporate power and authority to own their properties and assets and to conduct their business as now conducted and are duly qualified to do business, are in good standing in each jurisdiction wherein the nature of the business conducted by Changda Subsidiaries or the ownership or leasing of their properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Changda Subsidiaries (a "Changda Subsidiaries Material Adverse Effect")

b.

Copies of the Certificate of Incorporation and By-laws of Changda with all amendments thereto to the date hereof, have been furnished to PDWK, and such copies are accurate and complete as of the date hereof. The minute books of Changda are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of Changda, and adequately reflect all material actions taken by the Board of Directors, shareholders of Changda.

c.

Authorization and Validity of Agreements. Changda has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Changda and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Changda are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Changda Shareholders have approved this Agreement on behalf of Changda and no other stockholder approvals are required to consummate the transactions contemplated hereby. Changda Shareholders are competent to execute this Agreement, and have the power to execute and perform this Agreement. No other proceedings on the part of Changda or Changda Shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

d.

No Conflict or Violation. The execution, delivery and performance of this Agreement by Changda or Changda Shareholders does not and will not violate or conflict with any provision of the constituent documents of Changda, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Changda or Changda Shareholders is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Changda or Changda Shareholders, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Changda or Changda Shareholders is bound.

e.

Capitalization. The first column of share numbers set forth on Exhibit A is a complete and accurate representation of the capitalization of Changda before the transactions contemplated by this Agreement.

Section 3.2 Each of the Changda Shareholders severally represent warrant and agree as follows:

a.

Investment Representations. (a) The PDWK Shares will be acquired hereunder solely for the account of the Changda Shareholders, for investment, and not with a view to the resale or distribution thereof. Changda Shareholders understand and are able to bear any economic risks associated with such investment in the PDWK Shares. Changda Shareholders have had full access to all the information such shareholders consider necessary or appropriate to make informed investment decisions with respect to the PDWK Shares to be acquired under this Agreement. Changda Shareholders further have had an opportunity to ask questions and receive answers from PDWK’s directors regarding PDWK and to obtain additional information (to the extent PDWK’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Changda Shareholders are at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Foreign Shareholder”) and or are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

(b) To the best knowledge of the Changda Shareholders, no Foreign Shareholder, nor any affiliate of any Foreign Shareholder, nor any person acting on behalf of any Foreign Shareholder or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the PDWK Shares, including, but not limited to, effecting any sale or short sale of securities through any Foreign Shareholder or any of affiliate of any Foreign Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of the Foreign Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the PDWK Shares are being acquired for investment purposes by the Foreign Shareholders. The Foreign Shareholder agrees that all offers and sales of PDWK Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any Foreign Shareholder nor the representatives of any Foreign Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no Foreign Shareholder nor any representative of any Foreign Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

c.

Brokers’ Fees. Changda Shareholders have no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.3

Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Changda or the Changda Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.4

 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Changda and the Changda Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1

Certain Changes and Conduct of Business.

a.

From and after the date of this Agreement and until the Closing Date, PDWK shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of PDWK, and without the prior written consent of Changda will not, except as required or permitted pursuant to the terms hereof:

i.

make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.

make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.

incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, or issue any securities convertible or exchangeable for debt or equity securities of PDWK;

iv.

make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof;

v.

subject any of its assets, or any part thereof, to any lien or suffer such to be imposed;

vi.

acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.

enter into any new or amend any existing Agreements.  ;

viii.

make or commit to make any material capital expenditures;

ix.

pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates, except that which is contemplated under this Agreement;

x.

guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.

fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.

take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material respects;

xiii.

make any material loan, advance or capital contribution to or investment in any person other than as contemplated by this Agreement;

xiv.

make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.

settle, release or forgive any claim or litigation or waive any right;

xvi.

commit itself to do any of the foregoing.

b.

From and after the date of this Agreement, Changda will cause each of the Changda Subsidiaries to:

i.

continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

ii.

file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

iii.

continue to conduct its business in the ordinary course consistent with past practices;

iv.

keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

v.

continue to maintain existing business relationships with suppliers.

Section 4.2

Access to Properties and Records. Changda shall afford PDWK’s accountants, counsel and authorized representatives, and PDWK shall afford to Changda's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.3

Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

Section 4.4

Consents and Approvals. The parties shall:

i.

use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.

diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained in connection with such transactions.

Section 4.5

Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.6

Stock Issuance. From and after the date of this Agreement until the Closing Date, PDWK shall not issue any additional shares of its capital stock.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF CHANGDA AND CHANGDA SHAREHOLDERS

The obligations of Changda and the Changda Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both Changda and the Changda Shareholders in their sole discretion:

Section 5.1

Representations and Warranties of PDWK. All representations and warranties made by PDWK in this Agreement shall be true and correct on and as of the Closing Date as if again made by PDWK as of such date.

Section 5.2

Agreements and Covenants. PDWK shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3

Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of PDWK shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PDWK

The obligations of PDWK to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by PDWK in its sole discretion:

Section 6.1

Representations and Warranties of Changda and Changda Shareholders. All representations and warranties made by Changda and Changda Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 6.2

Agreements and Covenants. Changda and Changda Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3

Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Changda or Changda Subsidiaries, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5.

Other Closing Documents. PDWK shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Changda or in furtherance of the transactions contemplated by this Agreement as PDWK or its counsel may reasonably request.

ARTICLE VII

TERMINATION AND ABANDONMENT

SECTION 7.1

Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a.

By the mutual written consent of Changda, Changda Shareholders, and PDWK;

b.

By PDWK, upon a material breach of any representation, warranty, covenant or agreement on the part of Changda or Changda Shareholders set forth in this Agreement, or if any representation or warranty of Changda or the Changda Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "Changda Breach"), and such breach, if capable of cure, has not been cured within Thirty (30) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c.

By Changda, upon a material breach of any representation, warranty, covenant or agreement on the part of PDWK set forth in this Agreement, or, if any representation or warranty of PDWK shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (a "PDWK Breach"), and such breach shall, if capable of cure, not have been cured within Thirty (30) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach;

d.

By either PDWK or Changda, if the Closing shall not have consummated before Ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written consent of both  Changda and PDWK, if the Closing shall not have been consummated as a result of PDWK or Changda having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date;

e.

By either Changda or PDWK if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2

Procedure Upon Termination. In the event of termination and abandonment of this Agreement by Changda or PDWK pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1

Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1

Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.15, 3.8 and 9.1. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2

Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3

Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4

Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5

Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless  notice of such change shall have been given to such other party hereto as provided in this Section 9.5

Section 9.6

Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8

Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9

 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed one and the same agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 9.10

Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.11

Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12

Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.13

Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Changda Holdings,Ltd.

By:

Print Name:

Title:

Changda Shareholders :

By:

Print Name:

By:

Title:

Promodoeswork.com, Inc.

By:

Print Name:	Qing Ran Zhu

Title:	PRESIDENT

EXHIBIT A to Share Exchange Agreement
The following shareholders of Changda International, LTD. Exchange their shares of Changda International, LTD for Shares of Promodoeswork.com, Inc according to the terms of the Share Exchange Agreement dated February 13, 2009.
Shareholder	Changda Shares (transferred from shareholder to PDWK)	PDWK Shares (issued to shareholder)
GEO GENESIS GROUP LIMITED	1,200,000	800,000

GEOCAPITAL HOLDINGS LIMITED	450,000	450,000

PRHC	450,000	450,000

SED	250,000	250,000

MR JIA SHENG LIU	655,714	655,714

MR JAN PANNEMANN	150,000	150,000

MR PHILIPPE DE COCK DE RAMEYEN	344,071	344,071

MR PHILIPPE ALLAIN	1,064,173	1,064,173

MR ARTHUR VEYTSMAN	864,253	864,253

MR HERVE THIEREN	79,900	79,900

MR ANTOINE DE SEJOURNET DE RAMEIGNIES	254,286	254,286

RAHFCO SELECT LP	5,780,000	4,510,000

VISION OPPORTUNITY MASTER FUND LTD	1,714,651	1,714,651

ALLHOMELY INTERNATIONAL LIMITED	22,135,973	17,935,973

EXCEED INTERNATIONAL LIMITED	11,632,000	11,632,000

HUDSON INTERNATIONAL LIMITED	6,432,000	6,432,000

UNITED RICHY LIMITED	142,943	142,943

SCHEDULE A: Pre Transaction Capitalization Tables:
	COMMON SHARES	PREFERRED SHARES
AUTHORIZED	100,000,000 (PAR VALUE $.001)	0
NON-RESTRICTED	4,600,000	0
RESTRICTED	4,200,000	0
BELONGING TO HOLDERS OF LESS THAN 5% EQUITY	4,600,000	0
BELONGING TO HOLDERS OF GREATER THAN 5% EQUITY	4,200,000	0
TOTAL OUTSTANDING	8,800,000	0

PRE-TRANSACTION  ALLOCATION OF PDWK FREE TRADING SHARES
(No holders of free trading shares hold greater than 5% of outstanding capital stock)

SHAREHOLDER SHARES	#

Chris McGuinness	83,333

MR PHILIPPE DE COCK DE RAMEYEN	25,000

MR ANTOINE DE SEJOURNET DE RAMEIGNIES	25,000

MR HERVE THIEREN	16,667

SUNVENTURES PARTNERS LIMITED	223,000

Whitney K. Connor	223,000

EM BENDELAC FAMILY LP	73,000

DD BENDELAC FAMILY, L.P.	50,000

GEO GENESIS GROUP, LTD.	400,000

Hemlock Holdings LLC	183834

ALSH INTERNATIONAL LLC	425,000

EAGLE BROOK SCHOOL	83,333

Soleil Radiant LLC	269,834

Dr Georges Bandelac	100,000

Joan Capellini	217,666

ROGER E. BENDELAC	50,000

Shamrock Oceanic Holdings LLC	171,000

Ahwanhee Partners LLC	50,000

JOELLE MEKERS	100,000

Abbey Road Investment Corp.	225,333.00

First Trust Management, Inc.	430,000

Blackhawk Investments Ltd.	285,000

Sterling East, LLC	10,000

Gibraltar Partners	420,000.00

HANSEN HOLDINGS L.P.	425,000.00

Carole Fensterstock	35000

TOTAL FREE TRADING SHARES	4600000

PRE-TRANSACTION  ALLOCATION OF PDWK RESTRICTED SHARES
( * indicates holder of greater than 5% of outstanding capital stock)

ALLHOMELY INTERNATIONAL LIMITED *	4,200,000

TOTAL RESTRICTED SHARES	4,200,000

SCHEDULE B: POST Transaction Capitalization Tables:
	COMMON SHARES	PREFERRED SHARES
AUTHORIZED	100,000,000 (PAR VALUE $.001)	0
NON-RESTRICTED	4,600,000	0
RESTRICTED	51,929,964	0
BELONGING TO HOLDERS OF LESS THAN 5% EQUITY	11,819991	0
BELONGING TO HOLDERS OF GREATER THAN 5% EQUITY	44,709,973	0
TOTAL OUTSTANDING	56,529,964	0

POST-TRANSACTION  ALLOCATION OF PDWK FREE TRADING SHARES
( * indicates holder of greater than 5% of outstanding capital stock)

SHAREHOLDER SHARES	#

Chris McGuinness	83,333

MR PHILIPPE DE COCK DE RAMEYEN	25,000

MR ANTOINE DE SEJOURNET DE RAMEIGNIES	25,000

MR HERVE THIEREN	16,667

SUNVENTURES PARTNERS LIMITED	223,000

Whitney K. Connor	223,000

EM BENDELAC FAMILY LP	73,000

DD BENDELAC FAMILY, L.P.	50,000

GEO GENESIS GROUP, LTD.	400,000

Hemlock Holdings LLC	183834

ALSH INTERNATIONAL LLC	425,000

EAGLE BROOK SCHOOL	83,333

Soleil Radiant LLC	269,834

Dr Georges Bandelac	100,000

Joan Capellini	217,666

ROGER E. BENDELAC	50,000

Shamrock Oceanic Holdings LLC	171,000

Ahwanhee Partners LLC	50,000

JOELLE MEKERS	100,000

Abbey Road Investment Corp.	225,333.00

First Trust Management, Inc.	430,000

Blackhawk Investments Ltd.	285,000

Sterling East, LLC	10,000

Gibraltar Partners	420,000.00

HANSEN HOLDINGS L.P.	425,000.00

Carole Fensterstock	35000

TOTAL FREE TRADING SHARES	4600000

POST-TRANSACTION ALLOCATION OF PDWK RESTRICTED SHARES ( * indicates holder of greater than 5% of outstanding capital stock)	SHARES

SHAREHOLDER

ALLHOMELY INTERNATIONAL LIMITED *	22,135,973

GEO GENESIS GROUP LTD	800,000

GEOCAPITAL HOLDINGS LIMITED	450,000

PRHC	450,000

SED	250,000

MR JIA SHENG LIU	655,714

MR JAN PANNEMANN	150,000

MR PHILIPPE DE COCK DE RAMEYEN	344,071

MR PHILIPPE ALLAIN	1,064,173

MR ARTHUR VEYTSMAN	864,253

MR HERVE THIEREN	79,900

MR ANTOINE DE SEJOURNET DE RAMEIGNIES	254,286

RAHFCO SELECT LP *	4,510,000

VISION OPPORTUNITY MASTER FUND LTD	1,714,651

EXCEED INTERNATIONAL LIMITED *	11,632,000

HUDSON INTERNATIONAL LIMITED *	6,432,000

UNITED RICHY LIMITED	142,943

TOTAL RESTRICTED SHARES	51,929964